SECOND AMENDMENT, dated as of April 9, 1996 (this

"Amendment"), to and of the AMENDED AND RESTATED CREDIT
 ---------
AGREEMENT, dated as of September 29, 1995 (as amended,

supplemented or modified from time to time, the "Credit
                                                 ------
Agreement"), among ANNTAYLOR, INC., a Delaware corporation (the
- - ---------
"Borrower"), each other financial institution signatory hereto as
 --------
a Lender and BANK OF AMERICA NATIONAL TRUST AND SAVINGS

ASSOCIATION in its separate capacity as administrative agent for the Lenders hereunder (in such capacity, the "Agent").
                                              -----



                     W I T N E S S E T H :
                     ---------------------


          WHEREAS, ATSC intends to participate in the preferred

stock transaction described in Schedule 1 hereto and the Borrower intends to acquire the shares of CAT U.S. Inc. and C.A.T. (Far

East) Ltd. not already owned by it, and certain other assets, as described in Schedule 2 hereto;


          WHEREAS, the Borrower has asked the Lenders to amend

certain provisions to the Credit Agreement;


          WHEREAS, the Lenders are willing to so amend the Credit

Agreement but only on and subject to the terms and conditions hereof;


          NOW, THEREFORE, in consideration of the premises and

mutual agreements contained herein and for other valuable

consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


          Section 1.  Defined Terms.  Unless otherwise defined
                      -------------
herein, terms defined in the Credit Agreement are used herein as therein defined.


          Section 2.  Amendment of Section 1.01 (Certain Defined
                      ------------------------------------------
Terms).
- - -------


          (a)  Section 1.01 of the Credit Agreement is hereby

amended by deleting the definitions "Cash Interest Expense",
                                     ---------------------
"Funded Debt" and "Unrestricted Subsidiary" appearing in such
 -----------       -----------------------
subsection and substituting therefor the following new

definitions:


          "`Cash Interest Expense' shall mean, for any period,
            ---------------------
     without duplication, (i) all Interest Expense for such

     period payable in cash (other than in respect of the

     Convertible Debentures) and (ii) all interest actually paid in cash during such period in respect of the Convertible

     Debentures."



          "`Funded Debt' shall mean, as at any date of
            -----------
     determination, all indebtedness then outstanding (a) for the principal of Loans under this Agreement, (b) for money

     borrowed or under any debt Securities issued by ATSC (other than the Convertible Debentures), the Borrower or any

     Restricted Subsidiary (whether or not subordinated, and

     specifically including the Subordinated Notes), (c) any

     unreimbursed drawings under letters of credit issued for the account of ATSC, the Borrower or any Restricted Subsidiary and (d) the principal of loans under, and unreimbursed

     drawings under letters of credit issued under, the CAT

     Facility.


               "`Unrestricted Subsidiary' shall mean a Subsidiary
                 -----------------------
     of the Borrower which has been designated as such by

     resolution duly adopted by the board of directors of the

     Borrower, which at the time of such designation had assets of $1,000 or less and which does not own or hold any

     Securities of, or any Lien on any Property of, ATSC, the

     Borrower or any Restricted Subsidiary provided no Subsidiary
                                           --------
     of the Borrower shall be (or if already an Unrestricted

     Subsidiary shall immediately cease to be) an Unrestricted

     Subsidiary if, at any time, ATSC, the Borrower or any other

     Restricted Subsidiary of the Borrower shall create, incur,

     issue, assume, guarantee or in any other manner whatsoever be or become liable with respect to any Claim against or any

     Contractual Obligation or Indebtedness of, such Subsidiary,

     and provided further that CAT U.S. Inc., C.A.T. (Far East)
         --------
     Ltd and any Subsidiary of either thereof shall each be

     Unrestricted Subsidiaries, notwithstanding the existence of the CAT Facility Guarantee."



          (b)  Section 1.01 of the Credit Agreement is further

amended by inserting, in correct alphabetical order, the

following new definitions:


          "`CAT' shall mean CAT U.S. Inc. and C.A.T. (Far East)
            ---
     Ltd., collectively or, when the context permits, either of such entities."



          "`CAT Acquisition' shall mean the acquisition by the
            ---------------
     Borrower of the shares of CAT U.S. Inc. and C.A.T. (Far

     East) Ltd. not already owned by it, as described in

     Schedule 2 to the Second Amendment."



          "'CAT Facility' shall mean the $40,000,000 credit
            ------------
     facility made available to C.A.T. (Far East) Ltd. by

     Hongkong and Shanghai Banking Corporation or any refinancing or replacement thereof satisfactory to the Requisite

     Lenders."



          "`CAT Facility Guarantee' shall mean the guarantee, in
            ----------------------
     form and substance satisfactory to the Requisite Lenders, to be made by the Borrower in respect of the CAT Facility,

     which guarantee shall be subordinated to the Obligations on terms satisfactory to the Requisite Lenders."



          "`Convertible Debentures' shall mean the convertible
            ----------------------
     debentures described in Schedule 1 to the Second Amendment."




          "`Cygne Assets' shall mean the Cygne Assets described
            ------------

     in Schedule 2 to the Second Amendment."




          "`Declaration of Trust' shall mean the declaration of
            --------------------
     trust described in Schedule 1 to the Second Amendment."



          "`Second Amendment' shall mean the Second Amendment,
            ----------------
     dated as of April 9, 1996, to this Agreement."



          "`Specified Preferred Stock' shall mean the preferred
            -------------------------
     stock described in Schedule 1 to the Second Amendment.



          "`Specified Stock Guarantee' shall mean the Guarantee
            -------------------------
     described in Schedule 1 to the Second Amendment."



          "`Specified Preferred Stock Issuer' shall mean the
            --------------------------------
     preferred stock issuer described in Schedule 1 to the Second

     Amendment."



          Section 3.  Amendment to Section 2.02.  Section 2.02 of
                      -------------------------
the Credit Agreement is hereby amended by adding the following new paragraph (h) after paragraph (g) thereof:



          (h)  Notwithstanding any other provision of this

     Agreement, the portion of the Revolving Loan Commitments

     equal to the principal amount of Revolving Loans prepaid

     upon issuance of the Specified Preferred Stock as provided in the Second Amendment may not be utilized for Loans or

     Letters of Credit for a period of 15 days from the date of such prepayment.



          Section 4.  Amendment to Section 6.01 (Financial
                      ------------------------------------
Statements).  (a)  Section 6.01 of the Credit Agreement is hereby
- - ----------
amended by deleting paragraph (c) thereof in its entirety and substituting therefor the following new paragraph (c).



          "(c)  As soon as practicable, and in any event within

     45 days after the end of each Fiscal Year, (i) on a

     consolidated basis for ATSC, the Borrower and its

     Subsidiaries, and (ii) on a consolidated basis for CAT,

     detailed financial projections for the next succeeding

     Fiscal Year, including a written explanation of the

     principal assumptions made with respect thereto;"



          (b)  Section 6.01 of the Credit Agreement is hereby

further amended by (i) deleting "and" at the end of clause (n)

thereof,  (ii) deleting "." at the end of clause (o) thereof and substituting "; and" in lieu thereof, and (iii) adding the

following new clause (p):



          "(p)  As soon as practicable, and in any event

     within 30 days of the end of each fiscal month:


                         (i)   on a consolidated basis for

          ATSC, the Borrower and its Restricted Subsidiaries, a

          balance sheet, income statement and cash flow statement

          for such fiscal month and for the portion of the fiscal

          year ended with such month, all certified by a

          Responsible Officer;



                         (ii)  the actual financial results

          for such month and for the portion of the fiscal year

          ended with such month, compared against the financial

          projections delivered pursuant to Section 6.01(c), with

          a discussion by a Responsible Officer of any

          discrepancies;



                         (iii) the store-by-store financials

          for such month and for the portion of the fiscal year

          ended with such month, including cash flows and 4-wall

          contributions;



                         (iv)  a detailed analysis of actual

          Capital Expenditures and commitments for such month and

          for the portion of the fiscal year ended with such

          month;



                         (v)   after the CAT Acquisition, a

          balance sheet, income statement and cash flow statement

          of CAT for such month and for the portion of the fiscal

          year ended with such month.



          Section 5.  Amendment to Section 7.01 (Corporate
                      ------------------------------------
Existence, Etc.)  Section 7.01 of the Credit Agreement is hereby
- - --------------
amended by deleting such subsection and substituting therefor the following new Section 7.01:



          "7.01     Corporate Existence, Etc.  The Borrower
                    -------------------------
     shall, and shall cause ATSC and each of its Subsidiaries to,

     at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises except as permitted under Section 8.08; provided, that ATSC
                               ------------  --------
     may liquidate the Specified Preferred Stock Issuer under the terms and subject to the conditions specified in the

     Declaration of Trust."



          Section 6.  Amendments to Article VIII 8 (Negative
                      ---------------------------------------
Covenants).
- - ---------

          (a)  Section 8.01 (Indebtedness) of the Credit
                             ------------
Agreement is hereby amended by (i) deleting the text of clause

(j) thereof and substituting in lieu thereof the words

"[Reserved]", (ii) deleting "and" at the end of clause (l)

thereof,  (iii) deleting "." at the end of clause (m) thereof and substituting ";" in lieu thereof, and (iv) adding the following new clauses (n) and (o):



          "(n)  Indebtedness of ATSC under the Convertible

     Debentures and under the Specified Stock Guarantee; and



          (o)  Indebtedness of the Borrower (i) arising from the

     assumption by it of capitalized lease obligations, in an

     aggregate amount of approximately $1,000,000, in connection with the CAT Acquisition and (ii) under the CAT Facility

     Guarantee."



          (b)  Section 8.02(a) (Sales of Assets) of the Credit
                                ---------------
Agreement is hereby amended by deleting clause (vii) thereof and substituting in lieu thereof the following new clause (vii):



          "(vii)  transfers by the Borrower, or a Subsidiary of

     the Borrower, of the Cygne Assets to CAT or a subsidiary of

     CAT in connection with the CAT Acquisition, free and clear of all liens in favor of the Agent and the Lenders;"



          (c)  Section 8.03 (Investments) of the Credit Agreement
                             -----------
is hereby amended by (i) deleting clauses (i), (j) and (k)

thereof and substituting in lieu thereof the following new

clauses (i) through  (n):



          "(i)  prior to the CAT Acquisition, Investments by the

     Borrower in the CAT Joint Venture pursuant to the CAT Joint

     Venture Agreement in the form of (i) capital stock, (ii)

     advances made to the CAT Joint Venture not to exceed

     $5,000,000 in the aggregate outstanding at any time and

     (iii) one or more Letters of Credit issued in respect of

     obligations of the CAT Joint Venture;



          (j)  Investments in the form of advance payments to

     suppliers not in excess of an aggregate amount of (i) prior to the CAT Acquisition, $10,000,000 outstanding at any one time and (ii) after the CAT Acquisition, $3,000,000

     outstanding at any one time;



          (k)  Investments in the form of (i) the CAT

     Acquisition, (ii) Letters of Credit issued for the account of the Borrower in respect of obligations of CAT arising in the ordinary course of the business of CAT as conducted on the date of the Second Amendment (and after giving effect to any acquisition of the Cygne Assets) and in an aggregate

     undrawn and unreimbursed amount at any time outstanding not exceeding $20,000,000, and (iii) other Investments in CAT in an aggregate amount not to exceed $2,000,000 at any time

     outstanding;



          (l)  Investments by ATSC in the Specified Preferred

     Stock Issuer in an amount not to exceed 3% of the aggregate total equity of the Specified Preferred Stock Issuer;



          (m)  Investments by ATSC in the Specified Preferred

     Stock Issuer arising out of payments made under the

     Specified Stock Guarantee; and



          (n)  other Investments by the Borrower not in excess of

     an aggregate amount of $500,000 outstanding at any one

     time."



          (d)  Section 8.04 (Accommodation Obligations) of the
                             -------------------------
Credit Agreement is hereby amended by deleting paragraph (e) of such subsection and substituting therefor the following new

paragraph (e):



          "(e)  Accommodation Obligations arising in connection

     with (i) prior to the CAT Acquisition, the Borrower's

     agreement to provide the CAT Joint Venture with one or more

     Letters of Credit issued for the benefit of the CAT Joint

     Venture pursuant to the CAT Joint Venture Agreement to the extent permitted by Section 8.03(i) , (ii)  arrangements
                         ---------------
     similar to those described in the foregoing clause (i) for the benefit of other joint ventures, and (iii) from and

     after the CAT Acquisition, the CAT Facility Guarantee;

     provided, that the Borrower shall not enter into any
     --------
     amendment, waiver, supplement or other modification to any document relating to such guarantee without the written

     consent of the Agent and the Requisite Lenders;"



          (e)  Section 8.04 (Accommodation Obligations) of the
                             -------------------------
Credit Agreement is further amended by (i) deleting "." at the end of clause (f) thereof and substituting "; and" in lieu

thereof, and (ii) adding the following new clause (g):



          "(g)  guarantee obligations of ATSC arising in

     connection with the Specified Stock Guarantee."



          (f)  Section 8.05 (Restricted Payments) of the Credit
                             -------------------
Agreement is hereby amended by (i) deleting "and" at the end of clause (d) thereof,  (ii) deleting "." at the end of clause (e)

thereof and substituting ";" in lieu thereof, and (iii) adding the following new clauses (f), (g) and (h):



          "(f)  scheduled payments of dividends on Specified

     Preferred Stock; provided, that the Borrower will cause
                      --------
     the Specified Preferred Stock Issuer to exercise its

     right to defer payments of dividends at any time when

     an Event of Default or Potential Event of Default shall

     have occurred and be continuing or would result from

     the payment of such dividends;



          (g)  dividends paid and declared by the Borrower

     to ATSC to the extent necessary to pay interest under

     the Convertible Debentures; provided, that (i) no such
                                 --------
     dividend shall be declared or paid at any time when an

     Event of Default or Potential Event of Default shall

     have occurred and be continuing or would result from

     the payment of such dividends, and at any such time the

     Borrower will cause ATSC to exercise its right to defer

     payment of such interest and (ii) such dividends shall

     not be paid prior to the due date of the corresponding

     interest payment on the Convertible Debentures;" and



          (h)  dividends paid and declared by the Borrower to

     ATSC up to the amount of the Investment by ATSC in the

     Specified Preferred Stock Issuer, no earlier than the date of such Investment.



          (g)  Section 8.08 (Restrictions on Fundamental Changes)
                             -----------------------------------
of the Credit Agreement is hereby amended by deleting paragraph

(a) of such subsection and substituting therefor the following new paragraph (a):



          "(a)  The Borrower shall not, and shall not permit any

     Restricted Subsidiary to, enter into any merger or

     consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in

     one transaction or series of transactions, all or any

     substantial part of its business or Property, whether now or hereafter acquired, except (i) as otherwise permitted under

     Section 8.02(a), (ii) that any Restricted Subsidiary may
     ---------------
     merge into or convey, sell, lease or transfer all or

     substantially all of its assets to, the Borrower or any

     other Restricted Subsidiary, (iii) that nothing contained

     herein shall prohibit the Borrower from dissolving or

     liquidating any Subsidiary if in the reasonable opinion of the Borrower's senior management such dissolution or

     liquidation has no reasonable likelihood of having a

     Material Adverse Effect and (iv) that ATSC may liquidate the

     Specified Preferred Stock Issuer under terms and subject to conditions specified in the Declaration of Trust."



          (h)  Section 8.15 (Capital Expenditures) is hereby
                             --------------------
amended by inserting the words "and shall not permit CAT or any

Restricted Subsidiary to" after the words "The Borrower shall not" at the beginning of the first two sentences thereof.



          (i)  Section 8 (Negative Covenants) is further amended
                          ------------------
by inserting the following Section 8.16 at the end thereof:



          "8.16  Specified Preferred Stock.  The Borrower shall
                 -------------------------
     not permit any amendment or other modification of the terms and conditions of the Specified Preferred Stock, the

     Declaration of Trust or the Convertible Debentures, other

     than any such amendment or other modification which the

     Requisite Lenders (acting reasonably) determine not to be

     adverse to their interests hereunder.  The Borrower shall

     not permit the Preferred Stock Issuer to own assets, incur any liability or engage in any business other than as

     expressly described in Schedule 1 to the Second Amendment.



          Section 7.  Amendments to Article X (Events of
                      ----------------------------------
Default).  Paragraphs (e), (f) and (g) of  Section 10.01 are
- - -------
hereby amended to insert the words "or CAT" following the words

"Restricted Subsidiary" wherever such words appear in such

provisions.




          Section 8.  No Pledge Required.  The obligation of ATSC
                      ------------------
to pledge its interest in the Specified Preferred Stock Issuer is hereby waived.



          Section 9.  Conditions Precedent.  This Amendment shall
                      --------------------
become effective as of the date (the "Amendment Effective Date")
                                      -------------------------
on which each of the conditions precedent set forth below shall have been fulfilled to the satisfaction of the Requisite Lenders and the Agent:



          (a)  Amendment.  The Agent shall have received
               ---------
     counterparts of this Amendment, duly executed by the

     Borrower, the Requisite Lenders and the Agent.



          (b)  Amendment Fee.  The Agent shall have received from
               -------------
     the Borrower an Amendment Fee of $25,000 for pro rata the
                                                  --- ----
     account of the Lenders.



          (c)  No Default or Event of Default.  On and as of the
               ------------------------------
     Amendment Effective Date and after giving effect to this

     Amendment, no Default or Event of Default shall have

     occurred and be continuing.



          (d)  Representations and Warranties.  The
               ------------------------------
     representations and warranties made by the Borrower in this

     Amendment and in the Loan Documents after giving effect to this Amendment shall be true and correct in all material

     respects on and as of the Amendment Effective Date as if

     made on such date, except where such representations and

     warranties expressly relate to an earlier date in which case such representations and warranties shall be true and

     correct in all material respects as of such earlier date.



          (e)  Issuance of Specified Preferred Stock.  The
               -------------------------------------
     Specified Preferred Stock Issuer shall have issued and sold at least $65,000,000 aggregate liquidation amount of

     Specified Preferred Stock and shall have applied the net

     proceeds thereof to purchase from ATSC an equal principal

     amount of Convertible Debentures;  ATSC shall have made a

     capital contribution to the Borrower in an amount equal to such net proceeds; and the Borrower shall have applied such amount to the partial repayment of the Revolving Loans

     pursuant to Section 2.05(a) of the Credit Agreement.  The
                 ---------------
     amount so prepaid must remain undrawn for at least 15 days from the date of such prepayment, and thereafter such amount may be reborrowed pursuant to the terms and conditions of

     Section 2.02 of the Credit Agreement.
     ------------


          Section 10.  Representation and Warranty.  To induce
                       ---------------------------
the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders that as of the Amendment

Effective Date the representations and warranties made by the

Borrower in the Loan Documents are true and correct in all

material respects on and as of the Amendment Effective Date,

after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date unless expressly stated to relate to an earlier date, in which case such

representations and warranties shall be true and correct in all material respects as of such earlier date; provided that
                                           --------
references in such representations and warranties to the Credit

Agreement shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment.



          Section 11.  Miscellaneous.  Except for the amendments
                       -------------
expressly provided herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.  The amendments provided herein shall be limited

precisely as drafted and shall not be construed to be an

amendment of any other provision of the Credit Agreement other than as specifically provided herein.



          (a)  The Borrower hereby confirms that, after giving

effect hereto, each Loan Document to which it is a party remains in full force and effect in accordance with its terms.



          (b)  The Borrower agrees to pay or reimburse the Agent

for all of its out-of-pocket costs and reasonable expenses

incurred in connection with this Amendment any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the

Agent.



          (c)  This Amendment may be executed in any number of

counterparts by the parties hereto (including by facsimile

transmission), and all of said counterparts when taken together shall be deemed to constitute one and the same instrument.



          (d)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



          IN WITNESS WHEREOF, the parties hereto have caused this

Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the date first above written.




                              ANNTAYLOR, INC., as Borrower


                              By:  /s/ Walter J. Parks
                                 ----------------------------------
                                   Title: SVP-Finance




                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION,
                                 as Agent


                              By: /s/ Dietmar Schiel
                                  --------------------------------
                                   Title: Vice President




                              LENDERS
                              -------

                              BANK OF AMERICA NATIONAL TRUST
                                 AND SAVINGS ASSOCIATION


                              By: /s/ John W. Pocalyko
                                 ---------------------------------
                                   Title: Vice President




                              BANQUE INDOSUEZ


                              By: /s/
                                  ---------------------------------
                                   Title:




                              CITIBANK, N.A.


                              By:  /s/
                                   --------------------------------
                                   Title:




                              FLEET BANK, NATIONAL ASSOCIATION


                              By:  /s/
                                   ---------------------------------
                                   Title:




                              FLEET NATIONAL BANK OF
                                 MASSACHUSETTS (formerly known as
                                 Shawmut Bank, N.A.)


                              By:  /s/
                                   ------------------------------------
                                   Title:




                              INDOSUEZ CAPITAL FUNDING II,
                                 LIMITED
                              By:  Indosuez Capital as Portfolio
                              Advisor


                              By: /s/
                                  -------------------------------------
                                   Title:




                              LTCB TRUST COMPANY


                              By: /s/ Rene O. LeBlanc
                                  ---------------------------------------
                                   Title:  Senior Vice President




                              PNC BANK, NATIONAL ASSOCIATION


                              By:  /s/
                                   --------------------------------------
                                   Title:




                              PRIME INCOME TRUST


                              By: /s/
                                  ---------------------------------------
                                   Title:




                              PROTECTIVE LIFE INSURANCE COMPANY


                              By: /s/ Mark K. Okada CFA
                                  --------------------------------------
                                   Title: Principal



=================================================================

                                                       Schedule 1
                                                       ----------



                   Specified Preferred Stock
                   -------------------------


          ATSC will form AnnTaylor Finance Trust (the "Preferred
                                                       ---------
Stock Issuer"), which will be a statutory business trust formed
- - ------------
under Delaware law pursuant to a Declaration of Trust (the

"Declaration of Trust").  The Preferred Stock Issuer will issue
 --------------------
and sell preferred securities (the "Specified Preferred Stock")
                                    -------------------------
and common securities (together with the Specified Preferred

Stock, the "Specified Stock").  ATSC will issue convertible
            ---------------
debentures (the "Convertible Debentures"), in a principal amount
                 ----------------------
equal to the amount of the Specified Stock, to the Preferred

Stock Issuer.  The amount of interest payable on the Convertible

Debentures will be equal to the amount of dividends payable on the Specified Stock.  In addition, ATSC will issue a subordinated guarantee (the "Specified Stock Guarantee") in respect of
                -------------------------
dividend, redemption, additional amounts and liquidation payments on the Specified Stock, but only to the extent that funds for such payments are actually held by the Preferred Stock Issuer.

ATSC is permitted to defer interest on the Convertible Debentures for up to 20 consecutive quarters, and dividends on the Specified

Stock would be deferred similarly.  Otherwise, interest on the

Convertible Debentures and dividends on the Specified Stock are payable quarterly.  The Convertible Debentures mature, and the

Specified Stock is redeemable, in 2016.  The Convertible

Debentures are subordinated to all senior indebtedness of ATSC,

including ATSC's guaranty of the Borrower's obligations under the

Credit Agreement.  ATSC will contribute the net proceeds of this transaction to the Borrower, which will use such proceeds to repay the Revolving Loans (without any commitment reduction).


==================================================================

                                                       Schedule 2
                                                       ----------


                        CAT Acquisition


          The Borrower or a subsidiary of the Borrower will

acquire (i) shares of CAT owned by Cygne Designs, Inc. ("Cygne"),
                                                         -----
which shares constitute 60% of CAT's outstanding common stock,

(ii) shares of C.A.T. (Far East) Ltd. and (iii) assets of Cygne relating to or used exclusively or primarily by the AnnTaylor

Woven Division of Cygne, including inventory, leasehold

improvements, fixtures, furniture and equipment (the "Cygne
                                                      -----
Assets").  The Cygne Assets may be transferred to CAT, a
- - ------
subsidiary of CAT or a subsidiary of the Borrower either prior to or after closing.



          The Borrower will assume certain capitalized and

operating leases for space currently occupied by the AnnTaylor

Woven Division of Cygne.  Such capitalized lease liabilities shall not exceed $1 million; the aggregate annual operating lease rentals shall not exceed $2.5 million.



          The purchase price of the CAT Acquisition will be: (i)

shares of ATSC's common stock having a market value of $36

million; provided that the number of shares to be issued will be capped at 2.5 million, representing the number of shares issuable in the event the price of ATSC's common stock has declined 20% as of the closing date; and (ii) cash (estimated to be between $5-10 million) equal to the sum of (a) the tangible net book value of the Cygne Assets less (b) the amount of the assumed capitalized lease obligations plus (c) certain working capital obligations of

CAT at closing.



          Cygne will submit a schedule of letters of credit

outstanding at the closing date for raw materials and making charges relating to the Borrower's fabric and work-in-progress;

at closing, the Borrower will either substitute its own letters of credit or provide alternative form of support.



          The existing $40 million credit facility with The

Hongkong and Shanghai Banking Corporation or another financial institution acceptable to the Requisite Lenders (the "CAT Loan
                                                      --------
Facility") will be continued on terms and conditions reasonably
- - --------
satisfactory to the Borrower and the Requisite Lenders.  In any

event, the CAT Loan Facility will not contain a cross-default to

Cygne following the CAT Acquisition.  The Borrower may be

requested to issue a subordinated guarantee the CAT Loan

Facility, subject to the execution and delivery of an

intercreditor agreement reasonably satisfactory to the Requisite

Lenders.



          Simultaneously with the CAT Acquisition, all CAT stock

acquired by the Borrower will be pledged to the Agent to secure the Obligations.